Exhibit 99.1

EXECUTION COPY

NOTE PURCHASE AGREEMENT

     This Note Purchase Agreement, dated as of November 5, 2003 (this “Agreement”), is entered into by and between AMB Property, L.P., a Delaware limited partnership (the “Operating Partnership”), and Teachers Insurance and Annuity Association of America, a New York insurance company (“Teachers”).

RECITALS

     WHEREAS, the Operating Partnership and AMB Property Corporation, a Maryland corporation and the sole general partner of the Operating Partnership (the “Corporation,” and together with the Operating Partnership, the “Companies”) have filed a Registration Statement on Form S-3, File No. 333-86842 (the “Registration Statement”), relating to the issuance from time to time of up to $400 million aggregate principal amount of Series B medium term notes due from 9 months or more from the date of issue (together with the related guarantees thereof by the Corporation, the “Medium Term Notes”), to be issued pursuant to an Indenture, dated as of June 30, 1998, by and among the Companies and State Street Bank and Trust Company of California, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, each dated as of June 30, 1998, the Fourth Supplemental Indenture, dated as of August 15, 2000 and the Fifth Supplemental Indenture, dated as of May 7, 2002 (collectively, the “Indenture”);

     WHEREAS, on the terms and subject to the conditions set forth herein, Teachers is willing to purchase from the Operating Partnership, and the Operating Partnership is willing to sell to Teachers, $75,000,000 aggregate principal amount of Medium Term Notes (together with the related guarantees thereof by the Corporation, the “Notes”);

     WHEREAS, the Operating Partnership and Teachers have executed a Loan Application and Commitment Agreement, dated November 5, 2003 (as may be amended from time to time after the date hereof, the “Loan Commitment Agreement”), pursuant to which, subject to the terms thereof, Teachers has agreed to make a first mortgage loan (the “Mortgage Loan”) of up to $75,000,000, to be secured by certain real property identified by the Operating Partnership and recorded, to the Operating Partnership or one or more of its subsidiaries or affiliated entities, as approved by Teachers in its reasonable discretion, provided that the Operating Partnership is the general partner or managing member of such subsidiary or affiliated entity and retains not less than a 20% ownership interest in such subsidiary or affiliated entity (the “Borrower”); and

     WHEREAS, the Operating Partnership and Teachers desire to provide that the Operating Partnership, on the terms and subject to the conditions set forth herein and in the Loan Commitment Agreement, shall have the right to cancel all or any portion of the aggregate principal amount of the Notes for an obligation of equal dollar amount under the Mortgage Loan.

     NOW, THEREFORE, in consideration of the foregoing, and the agreements set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	The Notes.

          (a)      Issuance of Notes. On the terms and subject to the conditions set forth herein, on the Closing Date (as defined below), the Operating Partnership agrees to issue, sell and deliver to Teachers and Teachers agrees to purchase from the Operating Partnership, $75,000,000 aggregate principal amount of the Notes. The “Closing Date” shall be November 10, 2003 unless otherwise agreed in writing by the Operating Partnership and Teachers.

          (b)      Form of the Notes. The terms and conditions of the Notes are set forth in the form of Note attached as Exhibit A hereto, and in the Indenture.

          (c)      DTC Participant Number. Teachers hereby provides the Operating Partnership with the following Depository Trust Company (“DTC”) participant information for purposes of issuing the Notes on the Closing Date:

Citibank, N.A. DTC Participant #908 Agent Bank #27602 Institutional ID #36934 Tax Exempt #13-1624203 Ref. Account #75545400

Teachers shall provide the Operating Partnership with such other information as the Operating Partnership shall reasonably require in advance of the Closing Date to effectuate the book-entry transfer of the Notes through the facilities of DTC.

          (d)      Delivery; Payment. Subject to receipt by the Operating Partnership of the information described in Section 1(c) above, on the Closing Date, the Operating Partnership shall deliver to Teachers a book-entry interest in the aggregate principal amount of the Notes through the facilities of the Depository Trust Company in exchange for payment by Teachers in the form of a wire transfer of immediately available funds in an amount equal to the aggregate principal amount of the Notes.

          (e)      Bloomberg. The Operating Partnership shall use its commercially reasonable efforts to cooperate with Teachers in modeling and making the Notes available on the online financial service provided by Bloomberg, L.P. within 30 days.

          (f)      Conditions to Teachers’ Obligations to Purchase the Notes.

               (1)      Payment Instruction. Teachers shall have received from the Operating Partnership a payment instruction letter, signed by the Operating Partnership and issued on its letterhead, specifying the account details to which the wire transfer payment pursuant to Section 1(d) is to be made.

               (2)      Proceedings Satisfactory. All proceedings taken in connection with the issuance of the Notes and the consummation of the other transactions contemplated hereby and all documents and papers relating thereto shall be reasonably satisfactory to Teachers, and Teachers shall have received copies of such documents and papers, all in form and substance reasonably satisfactory to Teachers, as Teachers may reasonably request in connection therewith.

               (3)      Reliance Letter to Opinion of Special Counsel. Teachers shall have received a letter from Latham & Watkins LLP, special counsel to the Operating Partnership and the Corporation, entitling Teachers to rely on numbered paragraphs 1-5, 7-10 and 12-13 of the opinion letter, dated August 4, 2003, of Latham & Watkins LLP, delivered to Morgan Stanley & Co. Incorporated and the other Agents listed on Exhibit A thereto (the “Opinion”), as of the date of the Opinion and subject to the applicable assumptions, exceptions, limitations and qualifications set forth therein, as if the Opinion with respect to such numbered paragraphs was originally addressed and delivered to Teachers.

               (4)      Representations True, Etc.; Certificate. All representations and warranties of the Operating Partnership contained in Exhibit B hereto shall be true in all material respects on and as of the Closing Date; the Operating Partnership shall have performed in all material respects all agreements on its part required to be performed under this Agreement on or prior to the Closing Date; no Event of Default under the Indenture shall have occurred and be continuing; and Teachers shall have received a certificate, dated the Closing Date, of the Companies certifying to the effect specified in this paragraph (4).

               (5)      Rating. No Rating Downgrade Condition (as defined below) shall have occurred.

               (6)      Payment of Expenses. All invoiced expenses, fees and disbursements payable to Teachers pursuant to Section 3(f) shall have been paid in full.

2.	Cancellation of Notes/Execution of Mortgage Loan.

          (a)      Demand Right. Subject to the terms and conditions set forth in this Agreement, at any time and from time to time during the Demand Period (as defined below), the Operating Partnership shall have the right in its sole discretion to exercise its Demand Right by providing a notice to Teachers requiring Teachers to deliver for cancellation all or any portion of the aggregate principal amount of the Notes (in integral multiples of $1,000, subject to the Minimum Amount (as defined below)) for an obligation of equal dollar amount under the Mortgage Loan (the “Demand Right”). Notwithstanding anything in this Agreement or the Loan Commitment Agreement to the contrary, the Operating Partnership may not exercise its Demand Right for (i) less than $20,000,000 aggregate principal amount of the Notes at any one time or, (ii) at any time following a Rating Downgrade Condition, less than the entire outstanding principal amount of the Notes (the “Minimum Amount”). The “Demand Period” shall commence on the Closing Date and shall terminate on the earlier of (A) November 10, 2005 and (B) ten (10) days after the first occurrence of a Rating Downgrade Condition. As used herein, a “Rating Downgrade Condition” shall be deemed to have occurred at any time that any two (or if fewer than all three of the following such rating agencies shall maintain a rating for the Operating Partnership’s senior, unsecured debt, then all) of (i) Standard & Poor’s Ratings Services, (ii) Moody’s Investors Service, Inc. and (iii) Fitch, Inc. shall have downgraded the senior, unsecured debt of the Operating Partnership to BBB- or lower (or Baa3 or lower, in the case of Moody’s Investors Service, Inc.).

          (b)      Notice of Exercise of Demand Right. Subject to Section 2(h) below, if the Operating Partnership chooses to exercise its Demand Right, the Operating Partnership shall notify Teachers at least ninety (90) days in advance of each date that the Operating Partnership wishes to cancel Notes for an obligation of equal dollar amount under the Mortgage Loan (each such date on which Notes shall be cancelled and Loan Documents shall be executed, a “Mortgage Loan Closing Date”). Such notice shall be irrevocable by the Operating Partnership once Teachers and the Operating Partnership have agreed on the value of the properties that will secure such Mortgage Loan. Notwithstanding the preceding sentence, the Operating Partnership shall have the right to delay the Mortgage Loan Closing Date for up to 120 days in the event that, subsequent to the delivery of such notice, (x) the Operating Partnership or the Corporation determines in its good faith judgment that the cancellation of Notes or the consummation of the Mortgage Loan Closing with respect to such notice would require the disclosure of non-public material information that the Operating Partnership or the Corporation has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Operating Partnership’s or the Corporation’s ability to consummate a material action, or (y) all reports required to be filed by the Companies pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by either of the Companies has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Act.

          (c)      Representations by Teachers. On the Closing Date and on each Mortgage Loan Closing Date, Teachers shall deliver a certificate to the Operating Partnership in which one or more authorized officers of Teachers makes, on behalf of Teachers, the representations, warranties and covenants set forth in Exhibit C hereto.

          (d)      Conditions to Teachers’ Obligations. Teachers’ obligation to deliver Notes for cancellation for an obligation of equal dollar amount under the Mortgage Loan at any Mortgage Loan Closing (as defined below) shall be subject to satisfaction or waiver of all of the conditions to such Mortgage Loan Closing contained in the Loan Commitment Agreement.

          (e)      Procedure for Mortgage Loan Closings. Subject to Section 2(d) hereof and the Loan Commitment Agreement, on each Mortgage Loan Closing Date, the Borrower and Teachers shall execute Loan Documents (as defined in the Loan Commitment Agreement) or execute additional Loan Documents, or otherwise amend or supplement existing Loan Documents, as appropriate, to evidence a Mortgage Loan in an amount equal to the aggregate principal amount of the Notes to be cancelled (such amount, the “Demand Amount”). In addition, on such Mortgage Loan Closing Date, the Operating Partnership shall pay to Teachers any accrued but unpaid interest due on the Notes to be cancelled to, but excluding, the Mortgage Loan Closing Date. In consideration of the foregoing, on such Mortgage Loan Closing Date Teachers shall cause to be delivered to the account of the trustee for the Notes a book-entry interest in the Notes in a principal amount equal to the Demand Amount. Upon receipt of such book-entry interest and the execution of Loan Documents evidencing the Mortgage Loan on the Mortgage Loan Closing Date, the Operating Partnership shall cause the trustee to cancel such book-entry interest and such book-entry interest shall thereafter be of no further effect. The consummation of the transactions contemplated by this Section 2(e) on a Mortgage Loan Closing Date shall be referred to in this Agreement as the “Mortgage Loan Closing” with respect to such Mortgage Loan Closing Date.

          (f)      Limitation on Sale of Notes. Teachers agrees with the Operating Partnership that, during the Demand Period and continuing through such time that all Mortgage Loan Closings, if any, have taken place, Teachers shall not, directly or indirectly, offer, sell, contract to sell, pledge, transfer or otherwise dispose of, all or any portion of the Notes.

          (g)      Expiration of the Demand Period. Notwithstanding anything in this Agreement or the Loan Commitment Agreement to the contrary, the Operating Partnership may not exercise its Demand Right pursuant to Section 2(a) hereof subsequent to the expiration of the Demand Period.

          (h)      Mortgage Loan Closings. Mortgage Loan Closings may take place within (but not later than) ninety (90) days subsequent to the expiration of the Demand Period (or such longer period as the parties hereto agree) provided that the Operating Partnership made proper exercises of its Demand Right prior to the expiration of the Demand Period with respect to such Mortgage Loan Closings. Notwithstanding the foregoing, if the Operating Partnership exercises its Demand Right subsequent to the occurrence of a Rating Downgrade Condition, unless Teachers approves the properties that will secure the Mortgage Loan and the parties agree on the loan amount within thirty (30) days subsequent to such exercise (or such longer period as the parties hereto agree), the exercise of the Demand Right shall be void and without effect and the Mortgage Loan Closing with respect thereto shall not take place. In the event that Teachers approves the properties that will secure such Mortgage Loan and the parties agree as to the loan amount, the Mortgage Loan Closing with respect thereto must take place within (but not later than) sixty (60) days subsequent to such approval (or such longer period as the parties hereto agree). The parties agree that they will use their commercially reasonable efforts to cause such Mortgage Loan Closing to occur promptly.

3.	Miscellaneous.

          (a)      Waivers and Amendments. No provision of this Agreement may be amended, waived or modified other than by a document signed by the Operating Partnership and Teachers.

          (b)      Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York or of any other state.

          (c)      Entire Agreement. This Agreement together with the exhibits attached hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

          (d)      Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent via facsimile (and deemed delivered upon facsimile machine confirmation of delivery received), overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent as set forth below:

If to the Operating Partnership:

AMB Property, L.P. c/o AMB Property Corporation Pier One, Bay One San Francisco, CA 94111 Attn: Gayle P. Starr, Senior Vice President Capital Markets Group Facsimile Number: (415) 394-9000

with a copy to:

Latham & Watkins LLP 505 Montgomery Street San Francisco, CA 94111 Attn: Laura L. Gabriel, Esq. Facsimile Number: (415) 395-8095

If to Teachers:

Teachers Insurance and Annuity Association of America 730 Third Avenue New York, NY 10017 Attn: Nichole U. Kim Facsimile Number: (212) 916-6960

with a copy to:

Debevoise & Plimpton 919 Third Avenue New York, NY 10022 Attn: Deborah F. Stiles, Esq. Facsimile Number: (212) 909-6836

          (e)      Validity. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (f)      Expenses. The Operating Partnership shall bear its own expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein. The Operating Partnership shall: (i) regardless of whether or not the sale of Notes has been consummated (unless due to the breach by Teachers of its obligations hereunder), and concurrently with the Closing (or promptly after the time specified for closing in Section 1(a)), pay the reasonable documented fees and disbursements of Debevoise & Plimpton, special counsel to Teachers, (ii) pay the reasonable documented fees and disbursements of special counsel to Teachers in connection with any amendment, waiver or consent with respect to this Agreement or the Notes or the cancellation of any Notes contemplated by Section 2 (including the cost of issuing and transmitting a book-entry interest in any replacement Notes), and all other reasonable expenses in connection therewith, including the reasonable fees and expenses of enforcing the collection of amounts due on the Notes, whether before or after any bankruptcy, reorganization, dissolution, winding up or liquidation of the Operating Partnership, and (iii) reimburse Teachers for its reasonable documented out-of-pocket expenses in connection with the transactions contemplated hereby and such amendments, waivers or consents, and any items of the character referred to in clause (ii) which shall have been paid by Teachers (except out-of-pocket expenses occasioned by any sale or transfer of any of the Notes).

          (g)      Headings and Subheadings. The headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          (h)      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

AMB PROPERTY, L.P.

By: AMB Property Corporation, its General Partner

By: /s/ Michael Coke Name: Michael Coke Title: Executive Vice President and Chief Financial Officer

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By: /s/ Joe Romano Name: Joe Romano Title: Managing Director

EXHIBIT A

Form of Note

A-1

EXHIBIT B

Representations of the Operating Partnership*

          (a)      Organization; Qualification, Etc.

               (1)      The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Delaware and is in good standing under the Delaware Revised Uniform Limited Partnership Act with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed by the Operating Partnership. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not have Material Adverse Effect.

     As used herein, the term “Material Adverse Effect” means a material adverse effect on (i) the consolidated financial position, results of operations or business of the Operating Partnership, the Corporation and their subsidiaries, taken as a whole, or (ii) the ability of the Operating Partnership to perform its obligations under this Agreement and the Notes, or (iii) the validity or enforceability of the Note Purchase Agreement or the Notes.

               (2)      The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has all corporate power and authority necessary to own, lease and operate its properties and to conduct the businesses in which it is engaged or proposes to engage as described in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed by the Corporation. The Corporation is duly qualified or registered as a foreign corporation and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not have a Material Adverse Effect.

          (b)      Authorization.

               (1)      The Operating Partnership has (or with respect to the Indenture, had at the time of execution thereof) all requisite partnership power and authority to enter into the Note Purchase Agreement and the Indenture (the Note Purchase Agreement and the Indenture being referred to herein collectively as the “Transaction Documents”), to issue the Notes and to perform its obligations pursuant to the provisions hereof and thereof. The execution and delivery of the Transaction Documents and the Notes have been duly authorized by all requisite partnership action on the part of the Operating Partnership. The Transaction Documents constitute, and the Notes will constitute, the legal, valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their respective terms, except as limited by general equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally.

*	Capitalized terms used herein without definition shall have the meanings assigned to them in the Note Purchase Agreement.

               (2)      The Corporation has all requisite corporate power and authority to issue its guarantee (the “Guarantee”) of the Notes and to perform its obligations pursuant to the provisions thereof. The execution and delivery of the Guarantee have been duly authorized by all requisite corporate action on the part of the Corporation. The Guarantee will constitute the legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as limited by general equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally.

          (c)      Compliance with Other Instruments. The consummation of the transactions contemplated by this Agreement and the performance of the terms and provisions of the Transaction Documents and the Notes will not result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Operating Partnership under, any indenture, mortgage, deed of trust, bank loan or credit agreement, organizational instrument, or other agreement or instrument to which either of the Companies is a party or by which either of the Companies or any of the Operating Partnership’s properties is bound, nor will they result in the violation of any applicable federal or state laws, statutes, rules, regulations, ordinances or requirements promulgated by governmental authorities, except where such breach, default, creation or violation could not reasonably be expected to result in a Material Adverse Effect. Neither of the Companies is in violation of, in default under or in breach of any agreement or instrument to which it or any of its properties is bound, except where such violation, default or breach would not have a Material Adverse Effect.

          (d)      Governmental Consents. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Body is required for the execution, delivery or performance by the Operating Partnership of the Transaction Documents and the Notes or by the Corporation of the Guarantee, except for the registration of the Notes and the Guarantee under the Securities Act of 1933, as amended (the “Securities Act”) or the rules and regulations thereunder and such consents, approvals, authorizations, registrations, filings or declarations as may be required under the Securities Act, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or the rules and regulations under any of the foregoing, and applicable state and foreign securities laws in connection with issuance, offer and sale of the Notes and the Guarantee.

          (e)      Litigation; Governmental Orders. There are no actions, suits or proceedings pending or, to the knowledge of either of the Companies, threatened against either of the Companies or any of the Operating Partnership’s properties in any court or before any arbitrator or Governmental Body, except for those actions, suits or proceedings an adverse decision with respect to which would not have a Material Adverse Effect. Each of the Companies is not, and the consummation of the transactions contemplated by the Note Purchase Agreement and the performance of the terms and provisions of the Transaction Documents and the Notes will not cause the Operating Partnership to be, (i) in default under any Order of any court, arbitrator or Governmental Body, (ii) subject to any Order of any court or Governmental Body or (iii) in violation of any statute or other rule or regulation of any Governmental Body, which, in the case of (i), (ii) or (iii) above, would have a Material Adverse Effect.

          As used herein, the term “Governmental Body” includes any applicable federal, state, county, city, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, whether domestic or foreign; and the term “Order” includes any order, writ, injunction, decree, judgment, award, determination or written direction or demand.

          (f)      Taxes. Each of the Companies has filed all tax returns that are required to have been filed by it in any jurisdiction and all taxes shown to be due and payable on such returns and all other taxes and assessments payable by either of the Companies, to the extent the same have become due and payable, have been paid, except in all cases for any such taxes or assessments that are being contested in good faith and except in any case in which the failure to so file or pay would not have a Material Adverse Effect. To each of the Companies’ knowledge, there are no proposed material tax assessments against it, and in its opinion, all of its tax liabilities are adequately provided for on its accounting books.

          (g)      Compliance with Federal Securities Laws.

               (1)      The Registration Statement and the prospectus supplement relating to the Notes comply in all material respects with the Securities Act and the applicable rules and regulations thereunder. The Registration Statement has been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement and no order directed at any document incorporated by reference in the prospectus supplement or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened by the Securities and Exchange Commission.

               (2)      The Registration Statement and the prospectus supplement relating to the Notes, each as amended or supplemented through the date of this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (3)      The Indenture has been properly qualified under the Trust Indenture Act.

EXHIBIT C

Representations, Warranties and Covenants of Teachers*

          Teachers and the Operating Partnership agree that the Mortgage Loan will not be a “security” for purposes of federal or state securities laws. In the event that any person (including any governmental entity) asserts that the Mortgage Loan is a security for purposes of federal or state securities laws, Teachers represents, warrants and covenants to the Operating Partnership that:

          (a)      Teachers has reviewed the Companies’ public filings with the Securities and Exchange Commission.

          (b)      Teachers has had an opportunity to ask the representatives of the Operating Partnership [and the borrower under the Mortgage Loan, if applicable (the “Borrower”),]** questions regarding the transactions contemplated by this Note Purchase Agreement and the Loan Commitment Agreement and receive answers from the Operating Partnership [and the Borrower]**.

          (c)      Teachers has been afforded an opportunity to request from the Operating Partnership [and the Borrower]**, and to review, all additional information Teachers considered to be necessary to make an informed investment decision with respect to the transactions contemplated by this Note Purchase Agreement and the Loan Commitment Agreement.

          (d)      Teachers is an institutional “accredited investor” (as defined in Rule 501(a) (1), (2), (3), or (7) of Regulation D under the Securities Act of 1933), a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) and Teachers is also knowledgeable, sophisticated and experienced in making and is qualified to make decisions with respect to, investments presenting an investment decision like that involved in the Mortgage Loan, including investments in mortgage loans by comparable companies.

          (e)      By reason of Teachers’ business or financial experience, Teachers is capable of evaluating the merits and risks of an investment in the Mortgage Loan and of protecting Teachers’ own interests in connection with the transaction.

          (f)      Teachers has adequate means to provide for Teachers’ financial needs with no expectation of a return on Teachers’ investment, including a complete loss of the investment.

          (g)      Teachers understands that the Mortgage Loan will not be registered under the Securities Act and that Teachers may not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any portion of the Mortgage Loan except, to the extent applicable, in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder, subject to further restrictions on transfer contained in the Loan Documents, if any.

          (h)      Teachers is acquiring the Mortgage Loan for its own account, for investment only and not with a view toward its distribution in violation of federal or state securities laws, to the

*	Capitalized terms used herein without definition shall have the meanings assigned to them in the Note Purchase Agreement.

**	To be given at the time of a Mortgage Loan Closing only.

C-1

extent applicable; provided, that, subject to compliance with any applicable federal and securities laws, the disposition of the Mortgage Loan shall at all times be within Teachers’ control.

          (i)      As of the Closing Date, Teachers does not intend to securitize, or permit the securitization of, interests in the Mortgage Loan or any of the Loan Documents and Teachers will promptly notify the Operating Partnership in the event that Teachers intends to securitize, or permit the securitization of, interests in the Mortgage Loan or any of the Loan Documents.

          (j)      Teachers acknowledges and agrees that the Mortgage Loan will not be “traded on an established securities market” within the meaning of the Internal Revenue Code of 1986, as amended and treasury regulations thereunder governing “original issue discount.”

C-2